Exhibit 99.1

ERT Reports First Quarter 2012 Operating Results

•	Revenues of $50.5 million

•	GAAP diluted net income per share of $0.08 / Non-GAAP diluted net income per share of $0.10

•	Bookings of $76.3 million

PHILADELPHIA, May 7, 2012 /PRNewswire-FirstCall/ — eResearchTechnology, Inc. (ERT), (Nasdaq: ERT—News), a global technology-driven provider of health outcomes research services and customizable medical devices to biopharmaceutical sponsors and contract research organizations (CROs), announced results today for the first quarter ended March 31, 2012. Unless otherwise noted, all comparative numbers refer to changes from the same period a year ago.

This press release contains financial measures prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and non-GAAP measures adjusted to exclude the impact of the amortization of the acquired intangibles and other assets and acquisition and other costs related to the acquisition of CareFusion Research Services (RS or German operations) as well as costs related to our proposed acquisition by Genstar Capital LLC (Genstar) and related income tax effects. A reconciliation of these GAAP and non-GAAP measures is found in the attached “Reconciliation of GAAP to Non-GAAP Information.”

Financial Highlights for the First Quarter of 2012

•	Net revenues were $50.5 million for the first quarter of 2012 compared to $52.3 million for the fourth quarter of 2011 and $41.7 million a year ago.

•

GAAP gross margin percentage was 44.6% in the first quarter of 2012 compared to 40.9% for the fourth quarter of 2011 and 44.2% a year ago. Non-GAAP gross margin percentage was 46.3% in the first quarter of 2012 compared to 44.9% for the fourth quarter of 2011 and 48.7% a year ago.

•

GAAP operating income margin percentage was 12.6% in the first quarter of 2012 compared to 12.1% for the fourth quarter of 2011 and 12.8% a year ago. Non-GAAP operating income margin percentage was 14.9% in the first quarter of 2012 compared to 16.2% for the fourth quarter of 2011 and 17.3% a year ago.

•

GAAP net income was $3.8 million, or $0.08 per diluted share, in the first quarter of 2012 compared to $4.5 million, or $0.09 per diluted share, in the fourth quarter of 2011 and $3.1 million, or $0.06 per diluted share, a year ago. Non-GAAP net income was $4.9 million, or $0.10 per diluted share, in the first quarter of 2012 compared to $6.9 million, or $0.14 per diluted share, in the fourth quarter of 2011 and $4.5 million, or $0.09 per diluted share, a year ago.

•	Cash flow from operations was $14.0 million in the first quarter of 2012, compared to $19.5 million in the fourth quarter of 2011 and $5.0 million a year ago.

•

Cash and short-term investments totaled $45.7 million at March 31, 2012 compared to $39.0 million on December 31, 2011. ERT had $21.0 million in long-term debt as of March 31, 2012 and December 31, 2011.

•	New bookings were $76.3 million in the first quarter of 2012 compared to $82.5 million for the fourth quarter of 2011 and $71.8 million a year ago.

•	The gross book-to-bill ratio was 1.5 in the first quarter of 2012 compared to 1.6 in the fourth quarter of 2011 and 1.7 a year ago.

•

Backlog was $368.6 million as of March 31, 2012 compared to $357.4 million as of December 31, 2011 and $318.6 million as of March 31, 2011. The annualized cancellation rate was 18.9% in the first quarter of 2012 compared to 16.8% in the fourth quarter of 2011 and 24.6% a year ago.

Use of Non-GAAP Financial Measures

In addition to GAAP financial measures, ERT uses certain non-GAAP financial measures that exclude charges related to the amortization of the RS acquired intangible and other assets and acquisition and other costs which are related to the RS acquisition, in 2011 an other-than-temporary impairment of marketable securities that we received in connection with the sale of our former EDC operations in 2009 and in 2012 costs related to our proposed acquisition by Genstar, and also their related income tax effects. ERT believes that these non-GAAP measures are useful to investors because this supplemental information facilitates comparisons of its operations from period to period and to the performance of other companies within its industry and assists in gaining a better understanding of its operating results and future prospects. ERT views amortization of acquired intangible and other assets related to the RS acquisition, which includes such items as the amortization of acquired customer backlog and technology, as items determined at the time of the acquisition. While ERT reviews the underlying value of these intangibles regularly for impairment, the amortization is an expense typically not affected by operations during any particular period and does not contribute to the operational performance in any particular period. ERT regards acquisition and other costs related to the RS acquisition and proposed acquisition by Genstar as a cost that does not recur on a regular basis.

ERT’s non-GAAP effective tax rates differ from its GAAP effective tax rates because of 1) the exclusion of the amortization of acquired intangible and other assets and acquisition and other costs related to its recent acquisition of RS, and 2) the income tax effect due to the difference between the GAAP and non-GAAP effective tax rate applied against the GAAP pre-tax income, primarily as a result of the acquisition costs and the other-than-temporary impairment charge not being deductible for income tax purposes. ERT excludes the impact of these discrete tax items from its non-GAAP income tax provision because it believes they are not indicative of the effective income tax rate of its ongoing business operations.

Management uses these non-GAAP financial measures, in addition to the measures prepared in accordance with GAAP, as the basis for measuring ERT’s operating performance, financial and operating decision-making, development of budgets, and comparing such performance to that of prior periods for the same reasons stated above. These non-GAAP financial measures are not meant to be considered superior to or a substitute for comparable financial measures prepared in accordance with GAAP. There are also limitations on the non-GAAP measures, including: 1) these non-GAAP measures do not have standardized meanings and may not be comparable to similar non-GAAP measures used by other companies, 2) acquisition and other costs related to ERT’s recent acquisition of RS and proposed acquisition by Genstar represent actual cash expenditures that are excluded from ERT’s non-GAAP measures, and 3) although amortization of acquired intangible and other assets does not directly impact ERT’s current cash position, such expense is amortized over their expected economic lives and does represent the declining value of the assets acquired, but this expense is excluded from ERT’s non-GAAP measures. ERT adjusts for these limitations by relying on these non-GAAP measures only as a supplement to its GAAP results.

About eResearchTechnology, Inc.

ERT (www.ert.com) is a global technology-driven provider of health outcomes research services and customizable medical devices supporting biopharmaceutical sponsors and contract research organizations (CROs) to achieve their drug development and healthcare objectives. ERT harnesses leading technology coupled with unrivaled processes and scientific expertise to collect, analyze, and report on clinical data to support the determination of health outcomes critical to the approval, labeling and reimbursement of pharmaceutical products. ERT is the acknowledged industry leader in centralized cardiac safety and respiratory efficacy services and also provides electronic Patient Reported Outcomes (ePRO) and outcomes assessments for multiple modalities across all phases.

This release may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect our current views as to future events and financial performance with respect to our operations. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “aim,” “anticipate,” “are confident,” “estimate,” “expect,” “will be,” “will continue,” “will likely result,” “project,” “intend,” “plan,” “believe,” “look to” and other words and terms of similar meaning in conjunction with a discussion of future operating or financial performance.

These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that might cause such a difference include: unfavorable economic conditions; our ability to obtain new contracts and accurately estimate net revenues, our positive outlook for future bookings, variability in size, scope and duration of projects and internal issues at the sponsoring client; our ability to successfully integrate any future acquisitions; competitive factors in the market for our centralized services; changes in the bio-pharmaceutical and healthcare industries to which we sell our solutions; technological development; and market demand. There is no guarantee that the amounts in our backlog will ever convert to revenue. Should the economic conditions deteriorate the cancellation rates that we have historically experienced could increase. Further information on potential factors that could affect the Company’s financial results can be found in ERT’s Reports on Form 10-K and 10-Q filed with the Securities and Exchange Commission. Guidance is based on management’s good faith expectations given current market conditions but that continued or further deterioration of general economic conditions, in addition to other factors cited elsewhere, could result in ERT not achieving the revenue and net income per diluted share guidance provided.

Forward-looking statements speak only as of the date made. We undertake no obligation to update any forward-looking statements, including prior forward-looking statements, to reflect the events or circumstances arising after the date as of which they were made. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements included in this release or that may be made in our filings with the Securities and Exchange Commission or elsewhere from time to time by, or on behalf of, us.

Contact:
Keith Schneck	Robert East
eResearchTechnology, Inc.	Westwicke Partners, LLC
215-282-5566	443-213-0502

eResearchTechnology, Inc. and Subsidiaries

Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2011	2012
Net revenues:
Services	$23,977	$26,555
Site support	17,722	23,950

Total net revenues	41,699	50,505

Costs of revenues:
Cost of services	13,156	14,040
Cost of site support	10,123	13,953

Total costs of revenues	23,279	27,993

Gross margin	18,420	22,512

Operating expenses:
Selling and marketing	4,175	5,297
General and administrative	7,508	8,497
Research and development	1,383	2,378

Total operating expenses	13,066	16,172

Operating income	5,354	6,340
Foreign exchange losses	(1,009)	(415)
Other expense, net	(101)	(112)

Income before income taxes	4,244	5,813
Income tax provision	1,151	2,062

Net income	$3,093	$3,751

Net income per share:
Basic	$0.06	$0.08
Diluted	$0.06	$0.08
Shares used in computing net income per share:
Basic	48,896	49,287
Diluted	49,251	49,514

eResearchTechnology, Inc. and Subsidiaries

Consolidated Balance Sheets

(in thousands, except share and per share amounts)

(unaudited)

	December 31, 2011	March 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$38,928	$45,687
Short-term investments	50	50
Investment in marketable securities	405	729
Accounts receivable less allowance for doubtful accounts of $207 and $199, respectively	41,617	37,651
Inventory	8,863	8,225
Prepaid income taxes	4,451	2,594
Prepaid expenses and other	4,270	5,341
Deferred income taxes	3,605	3,660

Total current assets	102,189	103,937
Property and equipment, net	53,272	55,230
Goodwill	72,915	73,925
Intangible assets	10,711	10,057
Deferred income taxes	724	749
Other assets	557	450

Total assets	$240,368	$244,348

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,412	$4,888
Accrued expenses	16,230	14,792
Income taxes payable	986	931
Deferred revenues	13,544	13,086

Total current liabilities	38,172	33,697
Deferred rent	2,411	2,371
Deferred income taxes	7,946	8,389
Long-term debt	21,000	21,000
Other liabilities	1,162	1,054

Total liabilities	70,691	66,511

Stockholders’ equity:
Preferred stock-$10.00 par value, 500,000 shares authorized, none issued and outstanding	—	—
Common stock-$.01 par value, 175,000,000 shares authorized, 60,838,449 and 61,990,770 shares issued, respectively	608	610
Additional paid-in capital	104,189	105,076
Accumulated other comprehensive income	44	3,651
Retained earnings	144,765	148,516
Treasury stock, 11,596,966 and 11,611,667 shares at cost, respectively	(79,929)	(80,016)

Total stockholders’ equity	169,677	177,837

Total liabilities and stockholders’ equity	$240,368	$244,348

eResearchTechnology, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2011	2012
Operating activities:
Net income	$3,093	$3,751
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,988	5,571
Cost of sales of equipment	3	7
Share-based compensation	662	781
Deferred income taxes	204	329
Loss on disposal of equipment	—	32
Changes in operating assets and liabilities:
Accounts receivable	1,030	4,920
Inventory	(1,412)	1,825
Prepaid expenses and other	(1,363)	(1,176)
Accounts payable	91	(1,456)
Accrued expenses	(3,191)	(1,677)
Income taxes	(736)	1,770
Deferred revenues	803	(632)
Deferred rent	(164)	(41)

Net cash provided by operating activities	5,008	14,004

Investing activities:
Purchases of property and equipment	(7,254)	(7,909)
Payments for acquisition	(117)	—

Net cash used in investing activities	(7,371)	(7,909)

Financing activities:
Proceeds from exercise of stock options	309	71
Stock option income tax benefit	11	19
Repurchase of common stock for treasury	(46)	(87)

Net cash provided by financing activities	274	3

Effect of exchange rate changes on cash	1,360	661

Net (decrease) increase in cash and cash equivalents	(729)	6,759
Cash and cash equivalents, beginning of period	30,343	38,928

Cash and cash equivalents, end of period	$29,614	$45,687

eResearchTechnology, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Information

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended
	March 31, 2011	December 31, 2011	March 31, 2012
Net revenues	$41,699	$52,291	$50,505
Reconciliation of GAAP to Non-GAAP gross margin:
GAAP gross margin	$18,420	$21,383	$22,512
Amortization of acquired intangibles and other assets	1,878	1,832	869
Acquisition and integration related costs	—	259	—

Non-GAAP gross margin	$20,298	$23,474	$23,381

Non-GAAP gross margin percentage	48.7%	44.9%	46.3%

Non-GAAP gross margin percentage is calculated by dividing non-GAAP gross margin by net revenues
Reconciliation of GAAP to Non-GAAP operating income:
GAAP operating income	$5,354	$6,350	$6,340
Amortization of acquired intangibles and other assets	1,878	1,832	869
Acquisition and integration related costs	—	309	331

Non-GAAP operating income	$7,232	$8,491	$7,540

Non-GAAP operating income margin percentage	17.3%	16.2%	14.9%

Non-GAAP operating income margin percentage is calculated by dividing non-GAAP operating income by net revenues
Reconciliation of GAAP to Non-GAAP net income:
GAAP net income	$3,093	$4,527	$3,751
Amortization of acquired intangibles and other assets	1,878	1,832	869
Acquisition and integration related costs	—	309	331
Investment impairment	—	749	—
Income tax effect due to Non-GAAP reconciling items and other differences between the GAAP and Non-GAAP effective tax rate	(502)	(551)	(42)

Non-GAAP net income	$4,469	$6,866	$4,909

Reconciliation of GAAP to Non-GAAP diluted net income per share:
GAAP diluted net income per share	$0.06	$0.09	$0.08
Amortization of acquired intangibles and other assets	0.04	0.03	0.01
Acquisition and integration related costs	—	0.01	0.01
Investment impairment	—	0.02	—
Income tax effect due to Non-GAAP reconciling items and other differences between the GAAP and Non-GAAP effective tax rate	(0.01)	(0.01)	—

Non-GAAP diluted net income per share	$0.09	$0.14	$0.10

Shares used in computing diluted net income per share	49,251	49,265	49,514
Assumed effective tax rate - Non-GAAP	27.0%	27.0%	30.0%